Exhibit 28h(16) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 2/25/11)
CONTRACT
DATE                      INVESTMENT COMPANY

11/1/03                      Federated U.S. Government Securities Fund: 2-5 Years
11/1/03                                           Class R Shares
11/1/03                                           Institutional Service Shares
11/1/03                                           Institutional Shares